AGREEMENT

     THIS AGREEMENT, is made and entered into this 5 of March, 2009, between Standard Registrar & Transfer Company, Inc., hereinafter designated "Standard" and Ametrine Capital Inc., hereinafter designated and referred to as the "Corporation".

     In consideration of the promises herein contained and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, it is agreed as follows:

     1. Standard shall be and it hereby is appointed transfer agent of the following Shares of the Corporation;

     2. The Secretary of the Corporation will file with Standard before it begins to act as transfer agent;

          A. A copy of the Articles of Incorporation of the Corporation.

          B. Specimens of all forms of outstanding certificates for shares of the Corporation in the form approved by the Board of Directors.

          C. A list of all outstanding securities together with a statement that future transfers may be made without restriction on all securities, except as to shares subject to a restriction noted on the face of said shares and in the corporate stock records.

          D. A list of all shareholders deemed to be considered "Insiders" or "Control Persons" as defined in the Securities Act of 1933, 1934, and other acts of Congress and rules and regulations of the United States Securities and Exchange, Commission when applicable.

          E. The names of all officers who are authorized to act on behalf of the Corporation.

          F. A copy of the resolution of the Board of Directors of the Corporation authorizing the execution of the agreement and approving the terms and conditions hereof.

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          G.  In the event of any future amendment or change in the respect to any of the foregoing; prompt written notification of such change, together with copies of all relevant resolutions, instruments or other documents specimens signatures, certificates, opinion or the like as agent may be deemed necessary, or appropriate.

     3. The duties of Standard hereunder shall be as follows:

          A. For the purpose of the original issue of certificates representing shares now or hereafter authorized for issuance by the Corporation, Standard shall record and countersign certificates signed by or bearing facsimile signatures of the officers of the Corporation authorized by it to sign shares certificates in such names and in such amounts as the Corporation may direct in writing.

          B. Standard is hereby authorized and instructed to make transfers, from time to time, upon the records of the Corporation of any outstanding certificates representing the shares of the Corporation heretofore issued or which may hereafter be issued, and of certificates issued in exchange therefore, signed by or bearing the facsimile signatures of the officers of the Corporation authorized by the Corporation to sign share certificates and countersigned by a transfer agent, upon surrender thereof for transfer pursuant hereto and, upon cancellation of such certificates, to record and countersign new certificates, duly signed as provided herein, for an equal number of shares and to deliver such share certificates to or upon the order of the person entitled thereto.

          C. At such time the Corporation becomes Fast Balance Confirmation System (FAST)or Direct Registration System (DRS) eligible Standard is hereby authorized and instructed to make such electronic transfers as required.

     4. The Corporation shall furnish to Standard as transfer agent a sufficient supply of blank share certificates and from time to time will renew such supply upon the request of Standard. Such blank share certificates shall be signed by the facsimile and/or manual signatures, as authorized by law, of the officers of the Corporation to sign share certificates and shall bear the Corporate Seal or facsimile thereof. The Corporation may contract with Lakeview Printing to print such blank share certificates upon such prices and terms as the parties may agree upon time to time.

     5. Standard as transfer agent shall make original issues of shares, including share dividends, consolidations, splits, or recapitalizations upon the following:

          A. The written request of the Corporation.

          B. A certified copy of the resolution of the Board of Directors authorizing such issue.

          C. An opinion of corporate counsel, if the Corporation requests Standard to issue shailes free of any restriction, that such request is not in violation of any State or Federal law.

          D. Necessary funds for the payment of the services of Standard

     6. Transfer of shares shall be registered and new certificates issued upon surrender of the old certificates, in the form deemed by Standard properly endorsed for transfer, with all necessary endorsers' signatures guaranteed in such a manner and form as Standard may require by a guarantor reasonably believed by Standard shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement, and satisfactory evidence of compliance with all applicable laws relating to the collection of taxes. In addition to the foregoing, share certificates with respect to the removal of a restriction for shares owned less than one year by the shareholder, whether by agreement, by operation of law or otherwise, shall be transferred only upon compliance with such restrictions and upon receipt of the following:

          A. An opinioh of counsel satisfactory to counsel for Standard to the effect that such transfer is not inconsistent with the restriction and, if the restriction arises under Federal or State securities regulation laws, that such transfer is in compliance with such applicable laws.

          B. Such other assurances, information, and documents as Standard may request.

     7. In registering transfers, Standard as transfer agent may rely upon the Uniform Commercial Code or any other statutes, which in the opinion of counsel protect Standard and the Corporation in not requiring complete documentation, in registering transfer with such inquiry, or in refusing registration where, in its judgment, an adverse claim requires such refusal.

     8. When mail is used for delivery of share certificates, Standard shall forward certificates in "rion-negotiable" form by first-class mail and certificates in "negotiable" form by registered mail, and all mail deliveries to be covered while in transit to the addressee by insurance arranged for by the Corporation.

     9. Standard as transfer agent may issue new share certificates in place of certificates represented to have been lost, destroyed, or stolen upon receiving indemnity satisfactory to Standard and the Corporation and may issue new certificates in exchange for or upon surrender of mutilated certificates.

     10. Upon the written request of the Corporation, accompanied by such other documents as Standard may deem necessary or appropriate, Standard as transfer agent shall:

          A. Issue and mail subscription warrants, certificates representing share dividends, exchanges or splits, or act as conversion agent.

          B. Upon timely receipt of written notice of the declaration of a dividend and a timely receipt of the funds being sufficient for the payment thereof, distribute cash dividends on the outstanding shares of the Corporation.

     11. In the case of any request of demand for the inspection of the share records of the Corporation, Standard as transfer agent shall notify the Corporation and secure instructions as to permitting or refusing such inspection. Standard shall comply with such written instructions, and the Corporation shall indemnify and hold Standard harmless in so acting. However, Standard may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so.

     12. In case any officer of the Corporation who shall have signed manually or whose facsimile signature shall have been affixed to blank share certificates shall die, resign, or be removed prior to the issuance of such certificates, Standard as transfer agent may issue or register such certificates as the certificates of the Corporation notwithstanding such death, resignation, or removal; and the Corporation shall file promptly with Standard such approval, adoption, or ratification as may be required by law.

     13. Standard shall maintain customary records in connection with the registration transfers of the shares, all of which that pertain to the Corporation shall be available for examination and inspection by the Corporation at all reasonable times.

     14. At any time,Standard may apply to the Corporation for instructions and may consult counsel for the Corporation, in respect of any matter arising in connection with the agency, and it shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instructions or the opinion of such counsel. Standard shall not be liable to the Corporation and the Corporation shall indemnify and hold Standard harmless for any liability arising:

         A. In acting upon any paper or document reasonably believed by it to be genuine and to have been signed by the proper person or persons.

         B. In recognizing share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Corporation and the proper countersignatures of the Transfer Agent or Registrar.

          C. Standard shall not be liable to have notice of any change of authority of any officer, employees, or agent of the Corporation until receipt of written notification thereof from the Corporation.

     15. The Corporation assumes full responsibility andoshall indemnify Standard and save it harmless from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising directly or indirectly out of such claims, actions, or suits, so long as Standard has acted in good faith and in the absence of gross negligence or willful misconduct. Standard shall not be under any obligation to prosecute or defend any action or suit in respect of such agency relationship which, in its opinion, may involve it in expense or liability unless Corporation shall, so often as reasonably requested, furnish Standard which satisfactory indemnity against such expense or liability.

     16. That the Corporation chartered under the laws of the State of Delaware by certificate of incorporation filed in the office of the Secretary on 19 day of December, 2007 .

         That the total number of shares of each class of the capital stock which this Corporation is now authorized to issue and the number thereof now issued and outstanding is:




 ------------------------------------------------------------------------------------------------------
   CLASS                PAR VALUE         AUTHORIZED                     ISSUED & OUTSTANDING
 ------------------------------------------------------------------------------------------------------
 ------------------------------------------------------------------------------------------------------
   Common Stock          $0.01            25,000,000                           615,460
 ------------------------------------------------------------------------------------------------------
 ------------------------------------------------------------------------------------------------------

  -----------------------------------------------------------------------------------------------------


     17. The Corporation shall pay Standard fees as shown on the list attached hereto as "Exhibit A", and by this reference made a part hereof, for its services as transfer agent. The fees may be revised at any time and from time to time by the giving often (10) days written notice by Standard to the Corporation.

     18. The acceptance by Standard of its appointment as transfer agent and documents filed with it in connection with its agency shall be subject to the approval of counsel for Standard.

     19. In the event of mergers with other companies either public or private, the Corporation grants to Standard the sole right to transfer for the emerging corporation. Standard may resign as transfer agent at any time by giving thirty (30) days written notice of such resignation to the Corporation at its known address; and at the expiration of said thirty day period, its duties as such agent shall cease.

     20. Standard may be removed as transfer agent at any time by giving thirty
         (30) days written notice of a resolution of the Board of Directors of the Corporation, calling for such removal. A certified copy of that resolution or removal and upon the payment of all fees due Standard, Standard shall deliver to its successor or to the Corporation its records as such agent.

     21. Standard shall provide the full scope of its services to the Corporation for a fixed price of $300 per month.



Standard Registrar & Transfer        Ametirne Capital Inc.
Company, Inc.


By:  \S\Ronald P. Harrington         By: \S\Lior Ostashinsky
     -----------------------             --------------------
     President                           President

Attest:\S\Ronald P. Harrington       Attest: \S\Lior Ostashinsky
       -----------------------              --------------------
       Secretary                            Secretary

OUR CONTACT INFORMATION:

Standard Registrar & Transfer Co, Inc.
12528 South 1840 East
Draper, Utah 84020

Ronald P. Harrington, President
Phone: 801-571-8844
Fax: 801-571-2551

YOUR CONTACT INFORMATION
Ametrine Capital Inc.
340 West Superior Street, Unit 1601
Chicago, IL 60610

Lior Ostashinsky
+972-50-548-5348
liorosta@meitav.co.il


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